EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Farah Incorporated and subsidiaries (the Company) on Form S-8 (File Nos. 33-11930, 33-46661, 33-61736, 33-53461 and 333-05353) of our report dated
December 17, 1997, on our audits of the consolidated financial statements of the Company as of and for the years ended November 2, 1997 and November 3, 1996, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

El Paso, Texas
January 26, 1998


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